                                                                                                   Exhibit 99

FOR RELEASE 6:00 AM EDT, FRIDAY, JULY 25, 2008

Contact:                 Robert S. Tissue, Sr. Vice President & CFO
Telephone:            (304) 530-0552
Email:                      rtissue@SummitFGI.com

SUMMIT FINANCIAL GROUP REPORTS SECOND QUARTER 2008 EARNINGS

MOOREFIELD, WV -- July 25, 2008 -- Summit Financial Group, Inc. (the “Company” or “Summit”) (NASDAQ: SMMF) today reported second quarter 2008 net income of $2.6 million, or $0.35 per diluted share.  This compares with second quarter 2007 earnings from continuing operations of $3.0 million, or $0.42 per diluted share.  On a diluted per share basis, earnings for second quarter 2008 decreased 16.7 percent from 2007 second quarter earnings from continuing operations.  For the second quarter of 2008, the returns on average shareholders' equity and average assets were 11.16 percent and 0.70 percent, respectively, compared with prior-year second quarter ratios of 14.15 percent and 0.94 percent, excluding discontinued operations.

Included in earnings for the current period was an other-than-temporary non-cash impairment charge of $1.5 million pre-tax, equivalent to $971,000 after-tax, or $0.13 per diluted share.  This impairment charge relates to certain preferred stock issuances of the Fannie Mae and Freddie Mac which Summit continues to own.  Excluding the impact of this impairment charge from current earnings and $273,000 of pre-tax losses ($172,000 after-tax) from mark-to-market changes in fair value of interest rate swaps occurring in second quarter 2007, pro forma second quarter net income was $3.6 million for 2008, or $0.48 per diluted share, compared with pro forma income from continuing operations for 2007 of $3.2 million, or $0.45 per diluted share, an improvement of 13.1 percent and 6.7 percent, respectively.

Highlights for the second quarter of 2008 include:

•	Strong loan growth on both a year-over-year and a linked-quarter basis.

•	A stable net interest margin.

•	Entry into a new definitive agreement on June 10 to acquire Reston, VA.-based Greater Atlantic Financial Corp. (assets of $230 million) following Summit’s earlier decision to terminate its agreement .

For the six months ended June 30, 2008, net income was $6.4 million, or $0.86 per diluted share, up 8.5 percent and 3.6 percent, respectively, compared with $5.9 million, or $0.83 per diluted share, earnings from continuing operations reported for the prior-year period.  For the first six months of 2008, the returns on average shareholders' equity and average assets calculated on a GAAP basis were 13.80 percent and 0.88 percent, respectively, compared with prior-year ratios of 14.20 percent and 0.94 percent, excluding discontinued operations.

Excluding the impact of the other-than-temporary impairment charge related to Fannie Mae and Freddie Mac preferred stock in 2008 and mark-to-market changes in fair value of interest rate swaps in 2007 and 2008, pro forma net income for the six months ended June 30, 2008 was $6.9 million, or $0.93 per diluted shared compared with pro forma income from continuing operations of $5.9 million, or $0.84 per diluted share for the first half of 2007.

H. Charles Maddy, III, president and chief executive officer of Summit, remarked, “Given that nothing comes easy in banking these days, we’ve had a number of successes this quarter that make us quite pleased.  Our community banking fundamentals are very sound:  net interest income continues to grow as a result of strong loan growth; we are maintaining stability in our net interest margin; and we are diversifying our revenue stream.  We are finally moving ahead with our acquisition of Greater Atlantic at much more favorable terms than before.  This represents an opportunity to gain a foothold in some of the best markets for banking in the country, and in these trying times, a growing, healthy market is more valuable than ever.

“We are focusing on returning our credit quality to previous levels.  The economy is clearly weakening overall, but our markets are affluent and among the fastest growing, and that gives us confidence as we go through these turbulent times.”

Total revenue, consisting of net interest income and noninterest income from operations, was $12.5 million for the second quarter of 2008, up 22.3 percent from second quarter 2007 revenue of $10.2 million; excluding the impairment charge on securities and changes in fair value of interest rate swaps, total revenue for second quarter 2008 increased 33.8% to $14.0 million compared to second quarter 2007.  Net interest income was $11.4 million for the current quarter, 19.4 percent higher than the $9.5 million reported for the year-ago quarter; the improvement resulted from the combined impact of a 16.9 percent increase in average earning assets and a 5 basis point increase in the net interest margin to 3.33 percent.  Mr. Maddy remarked, “Compared to the margin contractions experienced by many banks following the Federal Reserve’s interest rate cuts beginning in the third quarter of last year, our net interest margin continues to be remarkably stable quarter over quarter within a range of nine basis points.  We have maintained a slight bias toward liability sensitivity, and our strategy has been to remain neutral rather than exploit interest rate swings to generate revenue.  We prefer to base our net interest income growth on expansion within our high-growth markets, which continue to generate quality loans and sufficient core deposits.”

Another of Summit’s goals is to strengthen fee-based revenues and diversify sources of income.  Progress has been made toward meeting that goal with the acquisition of Kelly Agencies in third quarter 2007.  Noninterest income, reported on a GAAP basis, was $1.1 million for the current second quarter compared with $696,000 for the year-ago quarter, an increase of 62.1 percent.  Excluding the securities impairment charge of $1.5 million in the second quarter of 2008 and further excluding the change in fair value of interest rate swaps of $273,000 in the 2007 quarter, noninterest income totaled $2.7 million in the current year second quarter versus $969,000 a year ago.

Mr. Maddy noted, “The addition of the Kelly Agencies represents a big step in our long-term fee-based strategy.  We believe we have tremendous upside to be achieved through additional revenue enhancements and cost efficiencies as we build on this attractive base of business.”

The provision for loan losses was $1.8 million this quarter, an increase of $750,000 or 75.0 percent above 2007 fourth quarter and $1.4 million above the second quarter of last year.  The larger provision reflects the impact of the struggling economy and weakened credit markets on Summit’s asset quality.  Nonperforming assets increased by $2.0 million in the current quarter, and second quarter 2008 net charge-offs totaled $999,000, or 0.36 percent of average loans (annualized).

Noninterest expense was $7.1 million in the second quarter of 2008, up 25.0 percent or $1.4 million from the year-ago quarter. Since current expense levels include the Kelly Agencies, which was acquired in third quarter 2007, a linked-quarter rather than year-ago comparison is more meaningful.  Noninterest expense grew less than 1.0 percent or $60,000 from the linked quarter. Salaries and employee benefits – the largest component of noninterest expense - declined $208,000, or 4.7 percent, to $4.2 million from the first quarter of 2008, primarily as a result of reductions in employee incentive compensation.

Summit’s efficiency ratio benefited from the double leveraged impact of disciplined cost controls and strong revenue growth, improving 384 basis points, from 53.71 percent for the year-ago quarter to 49.87 percent the current quarter.

Assets at June 30, 2008 were $1.5 billion, up $245.6 million, or 19.2 percent, over the prior-year second quarter.  Loans, net of unearned income, were $1.1 billion at period end, up $182.9 million, or 19.1 percent, year over year.  Residential real estate and commercial real estate were the major growth contributors, up $77.2 million and $67.6 million, respectively, from year-ago levels; they now constitute 31.6 percent and 36.9 percent, respectively, of total loans.  Meanwhile, construction and development loans are growing at a much slower rate -- $11.7 million, or 5.9 percent year-over-year – becoming a smaller percentage of the loan portfolio (18.4 percent at June 30, 2008).  Following modest growth in the first quarter of 2008, loans increased by $52.0 million or 19.1 percent (annualized) above the linked quarter.

Although nonperforming assets increased significantly over the last twelve months, recent growth has slowed and the level of troubled credits remains within reasonable limits in the context of the current economic climate. Nonperforming assets were $18.2 million, or 1.19 percent of total assets, at June 30, 2008, compared with $16.2 million, or 1.11 percent, for the linked quarter, and $8.2 million, or 0.64 percent, for the year-ago quarter. At June 30, 2008, foreclosed real estate represented $2.5 million of nonperforming assets, $341,000 higher than first quarter 2008 and $1.7 million above the year-ago second quarter.

Three major categories accounted for the bulk of the $15.6 million in nonperforming loans at second quarter end: commercial real estate ($3.2 million of nonperforming loans, or 0.8 percent of the total CRE; construction and development ($6.5 million of nonperforming loans, or 3.1 percent of total C&D); and residential real estate ($5.5 million of nonperforming loans, or 1.5 percent of the residential real estate loans).

For the current quarter, the Company had net charge-offs of $999,000, or an annualized 0.36 percent of average loans, compared with $594,000, or an annualized 0.22 percent for the linked quarter, and $96,000, or 0.04 percent annualized for the year earlier period.  At June 30, 2008, loan loss reserves were 0.91 percent of loans outstanding.  Mr. Maddy added, “Real estate serves as collateral for the majority of our loans, and we continue to monitor developments to ensure valuations are current and liquidity of borrowers remains strong.”

Deposits at June 30, 2008 totaled $857.7 million compared with $850.4 million at the end of second quarter 2007, an increase of $7.4 million or 0.9 percent.  Core deposits remained level as a percentage of total deposits at approximately 74 percent of total deposits in both the current and year-ago quarters.

Shareholders' equity at June 30, 2008 was $91.5 million, an increase of 11.7 percent over the last twelve months.  Common shares outstanding totaled 7,410,791 at quarter-end, compared with 7,084,980 at the end of the second quarter 2007.

ABOUT THE COMPANY

Summit Financial Group, Inc., a financial holding company with total assets of $1.5 billion, operates fifteen banking locations through its wholly-owned community bank, Summit Community Bank, headquartered in Moorefield, West Virginia.  Summit also operates Summit Insurance Services, LLC headquartered in Moorefield, West Virginia.

FORWARD-LOOKING STATEMENTS

This press release contains comments or information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Act of 1995) that are based on current expectations that involve a number of risks and uncertainties.  Words such as “expects”, “anticipates”, “believes”, “estimates” and other similar expressions or future or conditional verbs such as “will”, “should”, “would” and “could” are intended to identify such forward-looking statements.

Although we believe the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially.  Factors that might cause such a difference include changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking laws and regulations; changes in tax laws; the impact of technological advances; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; and changes in the national and local economy.  We undertake no obligation to revise these statements following the date of this press release.

NON-GAAP FINANCIAL MEASURES

This press release contains financial information determined by methods other than in accordance with generally accepted accounting principles in the United States of America ("GAAP").  Specifically, Summit adjusted several GAAP performance measures to exclude the effects of the non-cash, other-than-temporary impairment charge on securities recorded in the 2nd quarter of 2008 and to exclude the effects of the non-cash changes in fair value of interest rate swaps included in its Statements of Income.  Management deems these items to be unusual in nature and believes presentations of financial measures excluding the impact of these items provide useful supplemental information that is important for a proper understanding of the operating results of Summit's core business. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Quarterly Performance Summary -- Q2 2008 vs Q2 2007

	For the Quarter Ended		Percent
Dollars in thousands	6/30/2008	6/30/2007	Change
Condensed Statements of Income
Interest income
Loans, including fees	$19,576	$19,079	2.6%
Securities	3,761	3,263	15.3%
Other	3	27	-88.9%
Total interest income	23,340	22,369	4.3%
Interest expense
Deposits	6,435	8,882	-27.6%
Borrowings	5,530	3,960	39.6%
Total interest expense	11,965	12,842	-6.8%
Net interest income	11,375	9,527	19.4%
Provision for loan losses	1,750	390	348.7%
Net interest income after provision
for loan losses	9,625	9,137	5.3%
Noninterest income
Insurance commissions	1,275	209	510.0%
Service fee income	824	736	12.0%
Unrealized securities gains (losses)	(1,541)	-	n/a
Net cash settlement on interest rate swaps	-	(179)	-100.0%
Change in fair value of interest rate swaps	-	(273)	-100.0%
Other income	570	203	180.8%
Total noninterest income	1,128	696	62.1%
Noninterest expense
Salaries and employee benefits	4,187	3,238	29.3%
Net occupancy expense	443	408	8.6%
Equipment expense	533	493	8.1%
Professional fees	182	193	-5.7%
Other expenses	1,804	1,386	30.2%
Total noninterest expense	7,149	5,718	25.0%
Income from continuing operations before income taxes	3,604	4,115	-12.4%
Income taxes	1,010	1,135	-11.0%
Income from continuing operations	2,594	2,980	-13.0%
Discontinued operations
Exit costs and impairment of long-lived assets	-	43	n/m
Operating income (loss)	-	(227)	n/m
Income (loss) from discontinued operations
before income taxes	-	(184)	n/m
Income taxes	-	(66)	n/m
Income (loss) from discontinued operations	-	(118)	n/m

Net Income	$2,594	$2,862	-9.4%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Quarterly Performance Summary -- Q2 2008 vs Q2 2007

	For the Quarter Ended		Percent
	6/30/2008	6/30/2007	Change
Per Share Data
Earnings per share from continuing operations
Basic	$0.35	$0.42	-16.7%
Diluted	$0.35	$0.42	-16.7%
Earnings per share from discontinued operations
Basic	$-	$(0.02)	-100.0%
Diluted	$-	$(0.02)	-100.0%
Earnings per share
Basic	$0.35	$0.40	-12.5%
Diluted	$0.35	$0.40	-12.5%

Average shares outstanding
Basic	7,410,217	7,084,980	4.6%
Diluted	7,448,170	7,148,241	4.2%

Performance Ratios
Return on average equity	11.16%	13.59%	-17.9%
Return on average equity - continuing operations	11.16%	14.15%	-21.1%
Return on average assets	0.70%	0.91%	-23.1%
Return on average assets - continuing operations	0.70%	0.94%	-25.5%
Net interest margin	3.33%	3.28%	1.5%
Efficiency ratio (A)	49.87%	53.71%	-7.1%
Efficiency ratio - continuing operations (A)	49.87%	51.46%	-3.1%

                                   NOTE:  (A) – Computed on a tax equivalent basis excluding nonrecurring income and expense items and amortization of intangibles.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Six Month Performance Summary -- 2008 vs 2007

	For the Six Months Ended		Percent
Dollars in thousands	6/30/2008	6/30/2007	Change
Condensed Statements of Income
Interest income
Loans, including fees	$39,645	$37,792	4.9%
Securities	7,548	6,386	18.2%
Other	6	33	-81.8%
Total interest income	47,199	44,211	6.8%
Interest expense
Deposits	13,559	17,910	-24.3%
Borrowings	11,327	7,571	49.6%
Total interest expense	24,886	25,481	-2.3%
Net interest income	22,313	18,730	19.1%
Provision for loan losses	2,750	780	252.6%
Net interest income after provision
for loan losses	19,563	17,950	9.0%
Noninterest income
Insurance commissions	2,602	415	527.0%
Service fee income	1,567	1,353	15.8%
Net cash settlement on interest rate swaps	(170)	(363)
Change in fair value of interest rate swaps	705	(47)
Unrealized securities gains (losses)	(1,541)	-	-
Other income	813	394	106.3%
Total noninterest income	3,976	1,752	126.9%
Noninterest expense
Salaries and employee benefits	8,581	6,463	32.8%
Net occupancy expense	919	826	11.3%
Equipment expense	1,068	940	13.6%
Professional fees	300	367	-18.3%
Other expenses	3,369	2,772	21.5%
Total noninterest expense	14,237	11,368	25.2%
Income from continuing operations before income taxes	9,302	8,334	11.6%
Income taxes	2,884	2,421	19.1%
Income from continuing operations	6,418	5,913	8.5%
Discontinued operations
Exit costs and impairment of long-lived assets	-	123	n/a
Operating income (loss)	-	(598)	-100.0%
Income (loss) from discontinued operations
before income taxes	-	(475)	-100.0%
Income taxes	-	(163)	-100.0%
Income (loss) from discontinued operations	-	(312)	-100.0%

Net Income	$6,418	$5,601	14.6%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Six Month Performance Summary -- 2008 vs 2007

	For the Six Months Ended		Percent
	6/30/2008	6/30/2007	Change
Per Share Data
Earnings per share from continuing operations
Basic	0.87	0.83	4.8%
Diluted	0.86	0.83	3.6%
Earnings per share from discontinued operations
Basic	-	(0.04)	-100.0%
Diluted	-	(0.04)	-100.0%
Earnings per share
Basic	$0.87	$0.79	10.1%
Diluted	$0.86	$0.79	8.9%

Average shares outstanding
Basic	7,409,579	7,084,980	4.6%
Diluted	7,448,974	7,147,784	4.2%

Performance Ratios
Return on average equity	13.80%	13.45%	2.6%
Return on average equity - continuing operations	13.80%	14.20%	-2.8%
Return on average assets	0.88%	0.89%	-1.1%
Return on average assets - continuing operations	0.88%	0.94%	-6.4%
Net interest margin	3.31%	3.27%	1.2%
Efficiency ratio (A)	50.96%	55.74%	-8.6%
Efficiency ratio - continuing operations (A)	50.96%	52.46%	-2.9%

                                   NOTE:  (A) – Computed on a tax equivalent basis excluding nonrecurring income and expense items and amortization of intangibles.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Five Quarter Performance Summary

	For the Quarter Ended
Dollars in thousands	6/30/2008	3/31/2008	12/31/2007	9/30/2007	6/30/2007
Condensed Statements of Income
Interest income
Loans, including fees	$19,576	$20,069	$20,199	$19,921	$19,079
Securities	3,761	3,786	3,590	3,446	3,263
Other	3	4	8	9	27
Total interest income	23,340	23,859	23,797	23,376	22,369
Interest expense
Deposits	6,435	7,124	7,759	8,627	8,882
Borrowings	5,530	5,796	5,697	4,753	3,960
Total interest expense	11,965	12,920	13,456	13,380	12,842
Net interest income	11,375	10,939	10,341	9,996	9,527
Provision for loan losses	1,750	1,000	750	525	390
Net interest income after provision
for loan losses	9,625	9,939	9,591	9,471	9,137
Noninterest income
Insurance commissions	1,275	1,327	1,157	1,303	209
Service fee income	824	743	863	788	736
Unrealized securities gains (losses)	(1,541)	-	-	-	-
Net cash settlement on interest rate swaps	-	(170)	(183)	(181)	(179)
Change in fair value of interest rate swaps	-	705	783	752	(273)
Other income	570	243	78	244	203
Total noninterest income	1,128	2,848	2,698	2,906	696
Noninterest expense
Salaries and employee benefits	4,187	4,395	4,090	4,054	3,238
Net occupancy expense	443	476	466	466	408
Equipment expense	533	534	568	496	493
Professional fees	182	118	152	176	193
Other expenses	1,804	1,566	1,634	1,628	1,386
Total noninterest expense	7,149	7,089	6,910	6,820	5,718
Income before income taxes	3,604	5,698	5,379	5,557	4,115
Income taxes	1,010	1,874	1,511	1,802	1,135
Income from continuing operations	2,594	3,824	3,868	3,755	2,980
Discontinued operations
Exit costs and impairment of long-lived assets	-	-	(435)	-	43
Operating income (loss)	-	-	(9,549)	(200)	(227)
Income (loss) from discontinued operations
before income taxes	-	-	(9,984)	(200)	(184)
Income taxes	-	-	(3,347)	(69)	(66)
Income (loss) from discontinued operations	-	-	(6,637)	(131)	(118)

Net Income	$2,594	$3,824	$(2,769)	$3,624	$2,862

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Five Quarter Performance Summary

	For the Quarter Ended
	6/30/2008	3/31/2008	12/31/2007	9/30/2007	6/30/2007
Per Share Data
Earnings per share from continuing operations
Basic	$0.35	$0.52	$0.52	$0.51	$0.42
Diluted	$0.35	$0.51	$0.52	$0.50	$0.42
Earnings per share from discontinued operations
Basic	$-	$-	$(0.89)	$(0.02)	$(0.02)
Diluted	$-	$-	$(0.89)	$(0.02)	$(0.02)
Earnings per share
Basic	$0.35	$0.52	$(0.37)	$0.49	$0.40
Diluted	$0.35	$0.51	$(0.37)	$0.48	$0.40

Average shares outstanding
Basic	7,410,217	7,408,941	7,401,684	7,399,213	7,084,980
Diluted	7,448,170	7,449,105	7,450,049	7,458,515	7,148,241

Performance Ratios
Return on average equity	11.16%	16.55%	-11.62%	16.13%	13.59%
Return on average equity - continuing operations	11.16%	16.55%	16.23%	16.71%	14.15%
Return on average assets	0.70%	1.06%	-0.81%	1.11%	0.91%
Return on average assets - continuing operations	0.70%	1.06%	1.13%	1.15%	0.94%
Net interest margin	3.33%	3.28%	3.24%	3.28%	3.28%
Efficiency ratio - continuing operations (A)	49.87%	52.11%	53.03%	53.91%	51.46%

NOTE:  (A) – Computed on a tax equivalent basis excluding nonrecurring income and expense items and amortization of intangibles.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Selected Balance Sheet Data

	For the Quarter Ended
Dollars in thousands, except per share amounts	6/30/2008	3/31/2008	12/31/2007	9/30/2007	6/30/2007

Assets	$1,525,978	$1,465,110	$1,435,536	$1,340,679	$1,280,428
Securities	307,232	302,029	300,066	279,289	259,526
Loans, net	1,130,483	1,079,223	1,052,489	986,437	949,175
Intangible assets	9,880	9,968	10,055	10,143	3,121
Retail deposits	634,007	652,148	652,296	638,633	626,617
Brokered time deposits	223,742	184,796	176,391	189,966	223,771
Short-term borrowings	147,900	93,950	172,055	124,699	100,901
Long-term borrowings and
subordinated debentures	419,775	431,918	335,327	283,268	236,347
Shareholders' equity	91,466	91,955	89,420	93,475	81,910

Book value per share	$12.34	$12.41	$12.06	$12.63	$11.56
Tangible book value per share	$11.01	$11.07	$10.70	$11.26	$11.12
Tangible equity / Tangible assets	5.4%	5.6%	5.6%	6.3%	6.2%
Tier 1 leverage ratio	7.0%	7.8%	7.3%	8.1%	7.9%

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Loan Composition

Dollars in thousands	6/30/2008	3/31/2008	12/31/2007	9/30/2007	6/30/2007

Commercial	$112,793	$111,442	$92,599	$87,018	$81,292
Commercial real estate	422,393	396,414	384,478	352,396	354,833
Construction and development	210,417	209,257	225,270	212,570	198,721
Residential real estate	361,009	336,985	322,640	305,016	283,821
Consumer	30,361	30,206	31,956	33,254	33,937
Other	6,206	6,395	6,641	6,794	7,111
Total loans	1,143,179	1,090,699	1,063,584	997,048	959,715
Less unearned fees and interest	2,347	1,878	1,903	1,884	1,772
Total loans net of unearned fees and interest	1,140,832	1,088,821	1,061,681	995,164	957,943
Less allowance for loan losses	10,349	9,598	9,192	8,727	8,768
Loans, net	$1,130,483	$1,079,223	$1,052,489	$986,437	$949,175

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Retail Deposit Composition

Dollars in thousands	6/30/2008	3/31/2008	12/31/2007	9/30/2007	6/30/2007

Non interest bearing checking	$68,912	$64,111	$65,727	$65,230	$64,373
Interest bearing checking	194,255	201,820	222,825	230,491	230,509
Savings	60,245	53,427	40,845	39,596	41,910
Time deposits	310,595	332,790	322,899	303,316	289,825
Total retail deposits	$634,007	$652,148	$652,296	$638,633	$626,617

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Asset Quality Information

	For the Quarter Ended
Dollars in thousands	6/30/2008	3/31/2008	12/31/2007	9/30/2007	6/30/2007

Gross loan charge-offs	$1,079	$646	$332	$599	$141
Gross loan recoveries	(80)	(52)	(47)	(33)	(45)
Net loan charge-offs	$999	$594	$285	$566	$96

Net loan charge-offs to average loans (annualized)	0.36%	0.22%	0.11%	0.23%	0.04%
Allowance for loan losses	$10,349	$9,598	$9,192	$8,727	$8,768
Allowance for loan losses as a percentage
of period end loans	0.91%	0.88%	0.86%	0.88%	0.91%
Nonperforming assets:
Nonperforming loans	$15,614	$13,957	$10,333	$6,916	$7,307
Foreclosed properties and
other repossessed assets	2,546	2,205	2,058	815	851
Total	$18,160	$16,162	$12,391	$7,731	$8,158

Nonperforming loans to period end loans	1.37%	1.28%	0.97%	0.69%	0.76%
Nonperforming assets to period end assets	1.19%	1.11%	0.86%	0.58%	0.64%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Nonperforming Loans by Type

	For the Quarter Ended
Dollars in thousands	6/30/2008	3/31/2008	12/31/2007	9/30/2007	6/30/2007

Commercial	$81	$695	$716	$712	$124
Commercial real estate	3,184	5,095	4,346	582	84
Construction and development	6,460	3,694	2,016	2,557	4,177
Residential real estate	5,521	4,247	3,012	2,871	2,683
Consumer	368	226	243	194	239
Total nonperforming loans	$15,614	$13,957	$10,333	$6,916	$7,307

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Average Balance Sheet, Interest Earnings & Expenses and Average Rates
Q2 2008 vs Q2 2007
Q2 2008	Q2 2007
	Average	Earnings /	Yield /	Average	Earnings /	Yield /
Dollars in thousands	Balances	Expense	Rate	Balances	Expense	Rate

ASSETS
Interest earning assets
Loans, net of unearned interest
Taxable	$1,103,871	$19,462	7.07%	$939,998	$18,980	8.10%
Tax-exempt	8,630	173	8.04%	9,374	184	7.87%
Securities
Taxable	249,082	3,161	5.09%	211,592	2,739	5.19%
Tax-exempt	51,881	895	6.92%	45,587	783	6.89%
Interest bearing deposits other banks
and Federal funds sold	419	2	1.91%	2,459	29	4.73%
Total interest earning assets	1,413,883	23,693	6.72%	1,209,010	22,715	7.54%

Noninterest earning assets
Cash & due from banks	20,670			14,525
Premises & equipment	22,016			22,190
Other assets	36,650			27,390
Allowance for loan losses	(10,043)			(8,611)
Total assets	$1,483,176			$1,264,504

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities
Interest bearing liabilities
Interest bearing
demand deposits	$199,754	$618	1.24%	$229,444	$2,084	3.64%
Savings deposits	56,548	212	1.50%	43,252	181	1.68%
Time deposits	517,711	5,605	4.34%	536,852	6,617	4.94%
Short-term borrowings	101,913	571	2.25%	71,451	960	5.39%
Long-term borrowings and
subordinated debentures	426,656	4,959	4.66%	223,021	3,000	5.40%
	1,302,582	11,965	3.68%	1,104,020	12,842	4.67%
Noninterest bearing liabilities
Demand deposits	79,933			64,665
Other liabilities	7,650			11,551
Total liabilities	1,390,165			1,180,236

Shareholders' equity	93,011			84,268
Total liabilities and
shareholders' equity	$1,483,176			$1,264,504

NET INTEREST EARNINGS		$11,728			$9,873

NET INTEREST YIELD ON EARNING ASSETS			3.33%			3.28%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Average Balance Sheet, Interest Earnings & Expenses and Average Rates
YTD 2008 vs YTD 2007
	For the Six Months Ended June 30,			For the Six Months Ended June 30,
	2008			2007
	Average	Earnings /	Yield /	Average	Earnings /	Yield /
Dollars in thousands	Balances	Expense	Rate	Balances	Expense	Rate

ASSETS
Interest earning assets
Loans, net of unearned interest
Taxable	$1,088,544	$39,410	7.28%	$934,513	$37,645	8.12%
Tax-exempt	8,790	356	8.14%	9,147	358	7.89%
Securities
Taxable	250,414	6,358	5.11%	209,965	5,316	5.11%
Tax-exempt	51,153	1,774	6.97%	46,433	1,597	6.94%
Interest bearing deposits other banks
and Federal funds sold	441	6	2.74%	1,458	33	4.56%
Total interest earning assets	1,399,342	47,904	6.88%	1,201,516	44,949	7.54%

Noninterest earning assets
Cash & due from banks	16,691			13,821
Premises & equipment	22,062			22,260
Other assets	36,426			27,452
Allowance for loan losses	(9,785)			(8,376)
Total assets	$1,464,736			$1,256,673

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities
Interest bearing liabilities
Interest bearing
demand deposits	$203,707	$1,548	1.53%	$225,705	$4,150	3.71%
Savings deposits	51,549	407	1.59%	44,820	398	1.79%
Time deposits	511,873	11,604	4.56%	546,634	13,362	4.93%
Short-term borrowings	105,405	1,490	2.84%	71,930	1,918	5.38%
Long-term borrowings and
subordinated debentures	418,353	9,837	4.73%	209,588	5,653	5.44%
	1,290,887	24,886	3.88%	1,098,677	25,481	4.68%
Noninterest bearing liabilities
Demand deposits	72,203			62,986
Other liabilities	8,629			11,722
Total liabilities	1,371,719			1,173,385

Shareholders' equity	93,017			83,288
Total liabilities and
shareholders' equity	$1,464,736			$1,256,673

NET INTEREST EARNINGS		$23,018			$19,468

NET INTEREST YIELD ON EARNING ASSETS			3.31%			3.27%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

	For the Quarter Ended		For the Six Months Ended
Dollars in thousands (except per share amounts)	6/30/2008	6/30/2007	6/30/2008	6/30/2007

Income from continuing operations - excluding other-
than- temporary charge on securities and change in
fair value of interest rate swaps	$3,565	$3,152	$6,945	$5,943

Other-than-temporary impairment charge on securities	(1,541)	-	(1,541)	-
Applicable income tax effect	570	-	570	-
Change in fair value of interest rate swaps	-	(273)	705	(47)
Applicable income tax effect	-	101	(261)	17
	(971)	(172)	(527)	(30)

GAAP income from continuing operations	$2,594	$2,980	$6,418	$5,913

Diluted earnings per share from continuing operations -
excluding other-than-temporary impairment charge
on securities	$0.48	$0.45	$0.93	$0.84

Other-than-temporary impairment charge on securities	(0.21)	-	(0.21)	-
Applicable income tax effect	0.08	-	0.08	-
Change in fair value of interest rate swaps	-	(0.04)	0.10	(0.01)
Applicable income tax effect	-	0.01	(0.04)	-
	(0.13)	(0.03)	(0.07)	(0.01)

GAAP diluted earnings per share	$0.35	$0.42	$0.86	$0.83

Total revenue - excluding other-than-temporary
impairment charge on securities and change in fair
value of interest rate swaps	$14,044	$10,496	$27,125	$20,529

Other-than-temporary impairment charge on securities	(1,541)	-	(1,541)	-
Change in fair value of interest rate swaps	-	(273)	705	(47)
	(1,541)	(273)	(836)	(47)

GAAP total revenue	$12,503	$10,223	$26,289	$20,482

Non-interest income - excluding other-than-temporary
impairment charge on securities and change in fair
value of interest rate swaps	$2,669	$969	$4,812	$1,799

Other-than-temporary impairment charge on securities	(1,541)	-	(1,541)	-
Change in fair value of interest rate swaps	-	(273)	705	(47)
	(1,541)	(273)	(836)	(47)

GAAP non-interest income	$1,128	$696	$3,976	$1,752